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                                                                   Exhibit 20
                          TOYOTA MOTOR CREDIT CORPORATION
     SERVICER'S CERTIFICATE -- Toyota Auto Receivables 1997-A Grantor Trust
       Distribution Date of September 15, 1997  for the Collection Period
                     August 1, 1997  through  August 31, 1997

A.  ORIGINAL DEAL PARAMETER INPUTS
    ------------------------------
(A) Original Total Portfolio                                  $754,957,553.40
(B) Original Class A Certificate Balance                      $722,871,000.00
(C) Class A Certificate Rate                                            6.45%
(D) Original Class B Certificate Balance                       $20,761,000.00
(E) Class B Certificate Rate                                            6.60%
(F) Original Class C Certificate Balance                       $11,325,553.40
(G) Class C Certificate Rate                                            6.80%
(H) Servicing Fee Rate                                                  1.00%
(I) Original Weighted Average Coupon (WAC)                             10.43%
(J) Original Weighted Average Remaining Term (WAM)               43.14 months
(K) Number of Contracts                                                70,909
(L) Reserve Fund
   (i)    Reserve Fund Initial Deposit Percentage                       0.75%
   (ii)   Reserve Fund Initial Deposit                          $5,662,181.66
   (iii)  Specified Reserve Fund Balance Percent                        0.75%
   (iv)   Specified Reserve Fund Balance                        $5,662,181.66
   (v)    Reserve Fund Floor Percent                                    0.75%
   (vi)   Reserve Fund Floor Amount                             $5,662,181.66
   (vii)  Reserve Fund Floor Trigger Amount                    $33,978,873.33
   (viii) Loss and Delinquency Trigger Percent                          5.50%

B.  INPUTS FROM PREVIOUS MONTHLY SERVICER'S CERTIFICATE
    ---------------------------------------------------
(A) Total Portfolio Outstanding                               $643,449,795.43
(B) Total Portfolio Pool Factor                                     0.8522993
(C) Class A Certificate Balance                               $616,102,448.37
(D) Class A Principal Factor                                        0.8522993
(E) Class B Certificate Balance                                $17,694,585.81
(F) Class B Principal Factor                                        0.8522993
(G) Class C Certificate Balance                                 $9,652,761.25
(H) Class C Principal Factor                                        0.8522993
(I) Reserve Fund Balance                                        $5,662,181.66
(J) Outstanding Precompute and Simple Interest Advance          $3,446,963.70
(K) Payahead Account Balance                                    $2,773,084.25
(L) Cumulative Net Losses for All Prior Periods                   $379,882.08
(M) Weighted Average Coupon of Remaining Portfolio (WAC)               10.42%
(N) Weighted Average Remaining Term of
    Remaining Portfolio (WAM)                                    39.90 months
(O) Number of Contracts                                                65,303

C.  INPUTS FROM THE MAINFRAME
    -------------------------
(A) Precomputed Contracts Principal
   (i)   Scheduled Principal Collections                        $6,770,134.92
   (ii)  Prepayments in Full                    811 contracts   $3,553,647.08
   (iii) Repurchased Principal                                          $0.00
   (iv)  Payments Behind/Ahead on Repurchased Receivables               $0.00
(B) Precomputed Contracts Total Collections                    $12,108,113.10

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(C)  Simple Interest Contracts
    (i)   Collected Principal                                   $8,562,596.76
    (ii)  Prepayments in Full                   774 contracts   $5,844,098.36
    (iii) Collected Interest                                    $3,052,909.10
    (iv)  Repurchased Receivables Principal                             $0.00
    (v)   Repurchased Receivables Interest                              $0.00
(D)  Payment Advance for Precomputes
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $384,274.85
(E)  Payment Advance for Simple Interest Contracts
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $204,152.90
(F)  Payahead Account for Precomputes
    (i)  Payments Applied                                         $234,115.89
    (ii) Additional Payaheads                                           $0.00
(G)  Weighted Average Coupon of Remaining Portfolio (WAC)              10.42%
(H)  Weighted Average Remaining Maturity of
     Remaining Portfolio (WAM)                                   39.11 months
(I)  Remaining Number of Contracts                                     63,640
(J)  Delinquent Contracts
                                         Contracts             Amount
                                       -------------    ---------------------
    (i)   31-60 Days Delinquent          1,417 2.23%    $14,591,251.79  2.36%
    (ii)  61-90 Days Delinquent            160 0.25%     $1,799,599.84  0.29%
    (iii) Over 90 Days Delinquent          132 0.21%     $1,533,098.60  0.25%

D.  INPUTS DERIVED FROM OTHER SOURCES
    ---------------------------------
(A) Aggregate Net Losses for Collection Period                    $296,709.85
(B) Liquidated Contracts                                                   78
   (i)   Gross Principal Balance of Liquidated Receivables        $921,621.32
   (ii)  Net Liquidation Proceeds Received During the
         Collection Period                                        $622,899.53
   (iii) Recoveries on Previously Liquidated Contracts              $2,011.94
(C) Number of Vehicles Repossessed During the Collection Period           107

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                          TOYOTA MOTOR CREDIT CORPORATION
     SERVICER'S CERTIFICATE -- Toyota Auto Receivables 1997-A Grantor Trust
       Distribution Date of September 15, 1997  for the Collection Period
                     August 1, 1997  through  August 31, 1997

I.  COLLECTIONS
    -----------
(A) Principal Payments Received                                $24,730,477.12
(B) Interest Payments Received                                  $4,837,240.20
(C) Net Precomputed Payahead Amount                               $234,115.89
(D) Aggregate Net Liquidation Proceeds Received                   $624,911.47
(E) Principal on Repurchased Contracts                                  $0.00
(F) Interest on Repurchased Contracts                                   $0.00
(G) Total Collections                                          $30,426,744.68
(H) Net Simple Interest Advance Amount                            $204,152.90
(I) Net Precomputed Advance Amount                                $384,274.85
(J) Total Available Amount                                     $31,015,172.43


II.  DISTRIBUTIONS
     -------------
(A) Principal Payments Received                                $24,730,477.12
(B) Principal on Repurchased Contracts                                  $0.00
(C) Gross Principal Balance of Liquidated Receivables             $921,621.32
(D) Total Principal Reduction                                  $25,652,098.44

(E) Class A Amount Due
   (i)   Class A Monthly Interest                               $3,311,550.66
   (ii)  Class A Monthly Principal                             $24,561,855.12
   (iii) Interest Carryover Shortfall                                   $0.00
   (iv)  Principal Carryover Shortfall                                  $0.00
   (v)   Total Amount Due                                      $27,873,405.78

(F) Class B Amount Due
   (i)   Class B Monthly Interest                                  $97,320.22
   (ii)  Class B Monthly Principal                                $705,421.41
   (iii) Interest Carryover Shortfall                                   $0.00
   (iv)  Principal Carryover Shortfall                                  $0.00
   (v)   Total Amount Due                                         $802,741.63

(G) Class C Amount Due
   (i)   Class C Monthly Interest                                  $54,698.98
   (ii)  Class C Monthly Principal                                $384,821.91
   (iii) Interest Carryover Shortfall                                   $0.00
   (iv)  Principal Carryover Shortfall                                  $0.00
   (v)   Total Amount Due                                         $439,520.89

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(H) Actual Distributions
   (i)    Class A Servicing Fee (Supplemental Servicing
          Fee Received $135,975.12)                               $513,418.71
   (ii)   Class B Servicing Fee (Supplemental Servicing
          Fee Received $3,905.29)                                  $14,745.49
   (iii)  Class C Servicing Fee (Supplemental Servicing
          Fee Received $2,130.16)                                   $8,043.97
   (iv)   Class A Interest                                      $3,311,550.66
   (v)    Class A Principal                                    $24,561,855.12
   (vi)   Class A Interest Carryover Shortfall                          $0.00
   (vii)  Class A Principal Carryover Shortfall                         $0.00
   (viii) Class B Interest                                         $97,320.22
   (ix)   Class B Principal                                       $705,421.41
   (x)    Class B Interest Carryover Shortfall                          $0.00
   (xi)   Class B Principal Carryover Shortfall                         $0.00
   (xii)  Class C Interest                                         $54,698.98
   (xiii) Class C Principal                                       $384,821.91
   (xiv)  Class C Interest Carryover Shortfall                          $0.00
   (xv)   Class C Principal Carryover Shortfall                         $0.00
   (xvi)  Deposit to Reserve Fund                               $1,363,295.96
   (xvii) Total Amount Distributed                             $31,015,172.43

(I) Amount of Draw from Reserve Fund                                    $0.00
(J) Sum of Draw from Reserve Fund and Total Available Amount   $31,015,172.43
(K) End of Period Class A Interest Shortfall                            $0.00
(L) End of Period Class A Principal Shortfall                           $0.00
(M) End of Period Class B Interest Shortfall                            $0.00
(N) End of Period Class B Principal Shortfall                           $0.00
(O) End of Period Class C Interest Shortfall                            $0.00
(P) End of Period Class C Principal Shortfall                           $0.00


III.  POOL BALANCES AND PORTFOLIO INFORMATION
      ---------------------------------------

(A) Balances and Principal Factors      Beginning of Period     End of Period
                                        -------------------     -------------
   (i)    Total Pool Balance                $643,449,795.43   $617,797,696.99
   (ii)   Total Pool Factor                      0.85229930        0.81832110
   (iii)  Class A Certificate Balance       $616,102,448.37   $591,540,593.25
   (iv)   Class A Principal Factor               0.85229930        0.81832110
   (v)    Class B Certificate Balance        $17,694,585.81    $16,989,164.40
   (vi)   Class B Principal Factor               0.85229930        0.81832110
   (vii)  Class C Certificate Balance         $9,652,761.25     $9,267,939.34
   (viii) Class C Principal Factor               0.85229930        0.81832110

(B) Portfolio Information
   (i)   Weighted Average Coupon (WAC)               10.42%            10.42%
   (ii)  Weighted Average Remaining
         Maturity (WAM)                        39.90 months      39.11 months
   (iii) Remaining Number of Contracts               65,303            63,640

(C) Outstanding Precompute and Simple
    Interest Advance Amount                   $3,446,963.70     $4,035,391.45
(D) Outstanding Paid Ahead                    $2,773,084.25     $2,538,968.36

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IV.  RECONCILIATION OF RESERVE FUND
     ------------------------------
(A) Beginning Reserve Fund Balance                              $5,662,181.66
(B) Draw for Class A Amount Due                                         $0.00
(C) Draw for Class B Amount Due                                         $0.00
(D) Draw for Class C Amount Due                                         $0.00
(E) Amount Available for Deposit to the Reserve Fund            $1,363,295.96
(F) Reserve Fund Balance Prior to Release                       $7,025,477.62
(G) Reserve Fund Required Amount                                $5,662,181.66
(H) Reserve Fund Release to Seller                              $1,363,295.96
(I) Ending Reserve Fund Balance                                 $5,662,181.66

V.  NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
    -----------------------------------------
(A) Aggregate Net Losses for Collection Period                    $296,709.85
(B) Liquidated Contracts
   (i)   Gross Principal Balance of Liquidated Receivables        $921,621.32
   (ii)  Net Liquidation Proceeds Received During the
         Collection Period                                        $622,899.53
   (iii) Recoveries on Previously Liquidated Contracts              $2,011.94
(C) Cumulative Net Losses for all Periods                         $676,591.93
   (i)   Number of Contracts                                              194
(D) Delinquent and Repossessed Contracts

                                          Contracts             Amount
                                        ------------   ----------------------
   (i)   31-60 Days Delinquent          1,417   2.23%   $14,591,251.79  2.36%
   (ii)  61-90 Days Delinquent            160   0.25%    $1,799,599.84  0.29%
   (iii) Over 90 Days Delinquent          132   0.21%    $1,533,098.60  0.25%

   (iv)  Vehicles Repossessed During
         the Collection Period            107      *                 *      *
   (v)   Repossessed Vehicle Inventory    173      *                 *      *

                                                     * Included Above

VI.  TESTS FOR INCREASE IN RESERVE FUND BALANCE
     ------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
   (i)   Second Preceding Collection Period                             0.23%
   (ii)  Preceding Collection Period                                    0.40%
   (iii) Current Collection Period                                      0.56%
   (iv)  Three Month Average                                            0.40%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period
     (Includes Repossessions)
   (i)   Second Preceding Collection Period                             0.30%
   (ii)  Preceding Collection Period                                    0.36%
   (iii) Current Collection Period                                      0.46%
   (iv)  Three Month Average                                            0.37%

(C) Loss and Delinquency Trigger Indicator  (1.25%)       Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

/S/ SYLVIA SHULER
-----------------------
    Sylvia Shuler
Controller - Operations